EXHIBIT 99

Contact:	Judith Wawroski
Treasurer and Principal Financial Officer
International Bancshares Corporation
(956) 722-7611 (Laredo)

FOR IMMEDIATE RELEASE

INTERNATIONAL BANCSHARES CORPORATION

ANNOUNCES INCREASE IN CASH DIVIDEND

LAREDO, Texas — (BUSINESS WIRE) — February 2, 2026 — International Bancshares Corporation (NASDAQ: IBOC) (“IBC”) announced today that its Board of Directors approved the declaration of a $0.73 per share cash dividend for shareholders of record of Common Stock, $1.00 par value, as of the close of business on February 13, 2026, payable on February 27, 2026. This is an increase of 4.3% per share from the previous cash dividend.

“This discretionary cash dividend was made possible because of our continued record of superior financial results. Adding to this strong performance is our exceptionally strong capital position, significant liquidity and 60 years of positive earnings. We remain committed to continuing to manage IBC responsibly to position us for enduring success and to enhance IBC’s value for our shareholders,” said Dennis E. Nixon, president and chairman of the board of IBC.

IBC is a multi-bank financial holding company headquartered in Laredo, Texas, with over $16.6 billion in total assets and 166 facilities and 255 ATMs serving 75 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml or IBC’s website at http://www.ibc.com.